Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (333-46836 and 333-64799) of Warwick Valley Telephone Company of our report dated June 29, 2007 relating to the financial statements of the Warwick Valley Telephone Company 401(k) Plan, which appears in this Form 11-K.
WithumSmith+Brown, PC
Red Bank, New Jersey
June 29, 2007

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